RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR
                           RFMSI SERIES 2002-S9 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-S9

     $ 128,088                  0.00%            CLASS A-P CERTIFICATES
  -------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                    Prospectus Supplement dated July 25, 2002
                                       to
                         Prospectus dated July 25, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated July 25, 2002.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 76.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                            CREDIT SCORE DISTRIBUTION

                                                                                                   WEIGHTED
                         NUMBER OF                                                AVERAGE          AVERAGE
                          MORTGAGE          PRINCIPAL      PERCENTAGE OF         PRINCIPAL       LOAN-TO-VALUE
 CREDIT SCORE RANGE        LOANS             BALANCE       MORTGAGE LOANS         BALANCE            RATIO
--------------------   ---------------   ---------------   ---------------    ---------------   ---------------
540 - 559 ..........                 2   $       140,673              0.62%   $        70,337             72.11%
640 - 659 ..........                 3         1,001,967              4.39            333,989             50.08
660 - 679 ..........                 1           321,469              1.41            321,469             60.00
680 - 699 ..........                 5         1,466,587              6.43            293,317             59.44
700 - 719 ..........                 4         1,104,996              4.85            276,249             57.20
720 - 739 ..........                 9         3,720,747             16.32            413,416             50.28
740 - 759 ..........                 6         1,507,717              6.61            251,286             43.06
760 - 779 ..........                16         5,628,441             24.69            351,778             58.60
780 - 799 ..........                14         4,743,748             20.81            338,839             48.29
800 or greater .....                11         3,162,465             13.87            287,497             53.55
                       ---------------   ---------------   ---------------    ---------------   ---------------
   Total ...........                71   $    22,798,810            100.00%   $       321,110             53.08%
                       ===============   ===============   ===============

         As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 755.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                                 MORTGAGE RATES

                                                      PERCENTAGE                   WEIGHTED      WEIGHTED
                          NUMBER OF                      OF           AVERAGE       AVERAGE       AVERAGE
                          MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL      CREDIT     LOAN-TO-VALUE
MORTGAGE RATES (%)          LOANS        BALANCE        LOANS         BALANCE        SCORE         RATIO
----------------------   -----------   -----------   -----------    -----------   -----------   -----------
6.000 - 6.124 ........             4   $ 2,024,475          8.88%   $   506,119           728         45.31%
6.250 - 6.374 ........            10     3,543,859         15.54        354,386           758         52.30
6.375 - 6.499 ........            19     6,119,934         26.84        322,102           768         59.80
6.500 - 6.624 ........            11     2,943,402         12.91        267,582           757         59.16
6.625 - 6.749 ........            10     2,965,524         13.01        296,552           750         57.66
6.750 - 6.874 ........            12     3,733,075         16.37        311,090           730         46.01
6.875 - 6.999 ........             4     1,427,760          6.26        356,940           809         33.58
7.000 - 7.124 ........             1        40,782          0.18         40,782           759         58.00
                         -----------   -----------   -----------    -----------   -----------   -----------
   Total .............            71   $22,798,810        100.00%   $   321,110           755         53.08%
                         ===========   ===========   ===========

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.4648% per annum.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                      PERCENTAGE                   WEIGHTED      WEIGHTED
                          NUMBER OF                      OF           AVERAGE       AVERAGE       AVERAGE
ORIGINAL MORTGAGE LOAN     MORTGAGE     PRINCIPAL      MORTGAGE      PRINCIPAL      CREDIT     LOAN-TO-VALUE
BALANCE ($)                 LOANS        BALANCE        LOANS         BALANCE        SCORE         RATIO
----------------------   -----------   -----------   -----------    -----------   -----------   -----------
 $100,000 or less ....             8   $   430,040          1.89%   $    53,755           690         47.88%
100,001 to 200,000 ...             9     1,119,162          4.91        124,351           757         56.88
200,001 to 300,000 ...             6     1,260,587          5.53        210,098           774         47.29
300,001 to 400,000 ...            21     6,448,698         28.29        307,081           740         62.78
400,001 to 500,000 ...            13     5,165,142         22.66        397,319           761         54.89
500,001 to 600,000 ...             6     2,884,940         12.65        480,823           789         38.07
600,001 to 700,000 ...             3     1,681,329          7.37        560,443           767         37.46
700,001 to 800,000 ...             2     1,360,792          5.97        680,396           747         64.12
800,001 to 900,000 ...             1       720,849          3.16        720,849           731         36.00
900,001 to 1,000,000 .             2     1,727,270          7.58        863,635           748         53.25
                         -----------   -----------   -----------    -----------   -----------   -----------
   Total .............            71   $22,798,810        100.00%   $   321,110           755         53.08%
                         ===========   ===========   ===========

                               ORIGINAL LTV RATIOS

                                                                                 AVERAGE         WEIGHTED
                            NUMBER OF       PRINCIPAL      PERCENTAGE OF        PRINCIPAL        AVERAGE
ORIGINAL LTV RATIO (%)   MORTGAGE LOANS      BALANCE       MORTGAGE LOANS        BALANCE       CREDIT SCORE
----------------------   --------------   --------------   --------------    --------------   --------------
00.01 - 50.00 ........               32   $   10,719,534            47.02%   $      334,985              756
50.01 - 55.00 ........                4          957,352             4.20           239,338              775
55.01 - 60.00 ........                7        1,900,173             8.33           271,453              716
60.01 - 65.00 ........                5        1,393,945             6.11           278,789              764
65.01 - 70.00 ........                7        3,353,377            14.71           479,054              754
70.01 - 75.00 ........                9        2,712,749            11.90           301,417              773
75.01 - 80.00 ........                6        1,434,679             6.29           239,113              747
80.01 - 85.00 ........                1          327,002             1.43           327,002              767
                         --------------   --------------   --------------    --------------   --------------
   Total .............               71   $   22,798,810           100.00%   $      321,110              755
                         ==============   ==============   ==============

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 53.08%.

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                     PERCENTAGE                     WEIGHTED      WEIGHTED
                          NUMBER OF                      OF           AVERAGE      AVERAGE      AVERAGE LOAN-
                           MORTGAGE     PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT       TO-VALUE
          STATE             LOANS        BALANCES      LOANS          BALANCE        SCORE         RATIO
----------------------   -----------   -----------   -----------    -----------   -----------   -----------
Alabama ..............             2   $   405,560          1.78%   $   202,780           736         78.19%
Arizona ..............             1        42,579          0.19         42,579           767         29.00
California ...........            21     6,720,816         29.48        320,039           759         46.81
Colorado .............             1       413,711          1.81        413,711           801         57.00
Florida ..............             7     2,884,855         12.65        412,122           719         47.47
Georgia ..............             1       533,707          2.34        533,707           783         32.00
Kansas ...............             1       363,036          1.59        363,036           780         64.00
Massachusetts ........             2       637,099          2.79        318,550           744         54.67
Maryland .............             2       565,104          2.48        282,552           797         70.95
Michigan .............             2       191,924          0.84         95,962           760         49.81
Montana ..............             1       296,962          1.30        296,962           774         72.00
North Carolina .......             1       431,354          1.89        431,354           790         41.00
New Hampshire ........             1       308,071          1.35        308,071           729         70.00
New Jersey ...........             2     1,281,564          5.62        640,782           753         56.71
New Mexico ...........             1       508,952          2.23        508,952           840         22.00
New York .............             5     1,510,479          6.63        302,096           726         45.35
Pennsylvania .........             1       259,110          1.14        259,110           804         55.00
South Carolina .......             1        76,060          0.33         76,060           553         79.00
Tennessee ............             1       148,425          0.65        148,425           729         57.00
Texas ................             7     2,407,321         10.56        343,903           775         65.47
Utah .................             3       800,808          3.51        266,936           774         71.63
Virginia .............             5     1,521,386          6.67        304,277           755         54.93
Washington ...........             1       318,258          1.40        318,258           689         75.00
Wyoming ..............             1       171,671          0.75        171,671           691         77.00
                         -----------   -----------   -----------    -----------   -----------   -----------
    Total ............            71   $22,798,810        100.00%   $   321,110           755         53.08%
                         ===========    ===========   ===========

         No more than 3.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 3.8% of the mortgage loans were secured by mortgage properties located in any one zip code area outside California.


                       LOAN PURPOSE OF THE MORTGAGE LOANS

                                                     PERCENTAGE                    WEIGHTED       WEIGHTED
                          NUMBER OF                      OF           AVERAGE      AVERAGE      AVERAGE LOAN-
                           MORTGAGE     PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT       TO-VALUE
      LOAN PURPOSE          LOANS        BALANCES       LOANS         BALANCE        SCORE        RATIO
----------------------   -----------   -----------   -----------    -----------   -----------   -----------
Purchase .............             8   $ 4,273,322         18.74%   $   534,165           734         61.92%
Rate/Term Refinance ..            47    14,370,249         63.03        305,750           762         49.49
Equity Refinance .....            16     4,155,239         18.23        259,702           755         56.44
                         -----------   -----------   -----------    -----------   -----------   -----------
    Total ............            71   $22,798,810        100.00%   $   321,110           755         53.08%
                         ===========   ===========   ===========

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                     PERCENTAGE                    WEIGHTED      WEIGHTED
                          NUMBER OF                      OF           AVERAGE      AVERAGE      AVERAGE LOAN-
                           MORTGAGE     PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT       TO-VALUE
  DOCUMENTATION TYPE        LOANS        BALANCES       LOANS         BALANCE        SCORE         RATIO
----------------------   -----------   -----------   -----------    -----------   -----------   -----------
Full Documentation ...            53   $19,298,397         84.65%   $   364,121           756         52.57%
Reduced Documentation             18     3,500,413         15.35        194,467           753         55.90
                         -----------   -----------   -----------    -----------   -----------   -----------
     Total ...........            71   $22,798,810        100.00%   $   321,110           755         53.08%
                         ===========   ===========   ===========

         No more than 32.4% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 4.1% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.

                      OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                     PERCENTAGE                    WEIGHTED      WEIGHTED
                          NUMBER OF                      OF           AVERAGE      AVERAGE      AVERAGE LOAN-
                           MORTGAGE     PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT       TO-VALUE
   OCCUPANCY TYPE           LOANS        BALANCES       LOANS         BALANCE        SCORE         RATIO
----------------------   -----------   -----------   -----------    -----------   -----------   -----------
Primary Residence ....            67   $21,034,224         92.26%   $   313,944           753         53.64%
Second/Vacation ......             4     1,764,586          7.74        441,147           784         46.42
                         -----------   -----------   -----------    -----------   -----------   -----------
      Total ..........            71   $22,798,810        100.00%   $   321,110           755         53.08%
                         ===========   ===========   ===========



                                             MORTGAGED PROPERTY TYPES

                                                        PERCENTAGE                     WEIGHTED     WEIGHTED
                             NUMBER OF                      OF           AVERAGE      AVERAGE      AVERAGE LOAN-
                              MORTGAGE     PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT       TO-VALUE
     PROPERTY TYPE              LOANS       BALANCES       LOANS         BALANCE        SCORE         RATIO
-------------------------   -----------   -----------   -----------    -----------   -----------   -----------
Single-family detached ..            51   $16,628,891         72.94%   $   326,057           756         50.14%
Planned Unit Developments
(detached) ..............            19     5,731,437         25.14        301,655           758         62.54
Planned Unit Developments
(attached) ..............             1       438,481          1.92        438,481           683         41.00
                            -----------   -----------   -----------    -----------   -----------   -----------
      Total .............            71   $22,798,810        100.00%   $   321,110           755         53.08%
                            ===========   ===========   ===========

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                     PERCENTAGE                     WEIGHTED     WEIGHTED
                          NUMBER OF                      OF           AVERAGE      AVERAGE      AVERAGE LOAN-
                           MORTGAGE     PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT       TO-VALUE
NET MORTGAGE RATE (%)       LOANS        BALANCES      LOANS          BALANCE        SCORE         RATIO
----------------------   -----------   -----------   -----------    -----------   -----------   -----------
5.720 ................             4   $ 2,024,475          8.88%   $   506,119           728         45.31%
5.970 ................            20     6,841,823         30.01        342,091           751         50.83
                         -----------   -----------   -----------    -----------   -----------   -----------
   Total .............            24   $ 8,866,298         38.89%   $   369,429           746         49.57%
                         ===========   ===========   ===========

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.451390518%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                           CLASS A-P CERTIFICATES
                                                 -----------------------------------------
                                                   0%      100%     250%     400%     500%
                                                 -----    -----    -----    -----    -----
DISTRIBUTION DATE
-----------------
April 2005 ...................................     100%     100%     100%     100%     100%
April 2006 ...................................      94       89       80       72       66
April 2007 ...................................      88       78       64       51       43
April 2008 ...................................      82       68       50       36       28
April 2009 ...................................      75       58       39       25       18
April 2010 ...................................      67       49       30       17       11
April 2011 ...................................      59       41       22       11        7
April 2012 ...................................      51       33       16        7        4
April 2013 ...................................      42       26       11        5        2
April 2014 ...................................      32       19        8        3        1
April 2015 ...................................      22       12        4        1        1
April 2016 ...................................      11        6        2        1        *
April 2017 ...................................       0        0        0        0        0

Weighted Average Life in Years** (to Maturity)     6.8      5.3      3.8      2.8      2.3

---------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                              DISCOUNT MORTGAGE            NON-DISCOUNT
       ASSUMED PURCHASE PRICE                       LOANS                 MORTGAGE LOANS
------------------------------------------   ---------------------    ---------------------
Aggregate principal balance ..............   $        8,867,921.19    $       13,989,128.30
Weighted average mortgage rate ...........            6.2905567562%                  6.5749%
Weighted average servicing fee rate ......            0.3776297377%                  0.3300%
Weighted average original term to maturity
(months) .................................                     180                      180
Weighted average remaining term
to maturity (months) .....................                     144                      141

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

   ASSUMED PURCHASE PRICE           0%       100%      250%      400%      500%
------------------------------    -----     -----     -----     -----     -----
$101,130 .....................      3.7%      4.8%      7.0%      9.7%     11.8%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.

                     JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                            AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         --------------------------------------------------------------------------------------
                            BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                             OF           AMOUNT           OF            AMOUNT          OF            AMOUNT
                            LOANS        OF LOANS         LOANS         OF LOANS        LOANS         OF LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                                                      (Dollar Amounts in Thousands)
Total Loan Portfolio .       159,458    $41,799,848        156,842    $41,837,077        142,330    $38,092,093
Period of Delinquency
   30 to 59 days .....         2,081        485,414          2,147        488,965          1,968        469,058
   60 to 89 days .....           297         66,720            336         72,625            327         75,698
   90 days or more ...           301         69,148            307         68,860            333         76,136
Foreclosures Pending .           419        100,940            340         81,219            350         91,964
Total Delinquent Loans         3,098    $   722,221          3,130    $   711,669          2,978    $   712,856
Percent of Loan
    Portfolio ........         1.943%         1.728%         1.996%         1.701%         2.092%         1.871%

[TABLE CONTINUED]

                            AT DECEMBER 31, 2002          AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                         --------------------------------------------------------------------------------------
                            BY NO.       BY DOLLAR       BY NO.        BY DOLLAR        BY NO.      BY DOLLAR
                             OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                            LOANS        OF LOANS        LOANS         OF LOANS         LOANS        OF LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                                                  (Dollar Amounts in Thousands)
Total Loan Portfolio .       104,754    $29,652,506         61,336    $19,562,648         51,674    $17,633,235
Period of Delinquency
   30 to 59 days .....         1,391        350,118            813        202,438            354        101,882
   60 to 89 days .....           256         59,355            180         37,722             80         18,514
   90 days or more ...           277         67,047            229         51,671             99         22,840
Foreclosures Pending .           333         80,326            243         58,402            139         31,349
Total Delinquent Loans         2,257    $   556,846          1,465    $   350,233            672    $   174,585
Percent of Loan
    Portfolio ........         2.155%         1.878%         2.388%         1.790%         1.300%         0.990%

---------------------------------
o    The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

          JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                            AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         --------------------------------------------------------------------------------------
                            BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                             OF           AMOUNT           OF            AMOUNT          OF            AMOUNT
                            LOANS        OF LOANS         LOANS         OF LOANS        LOANS         OF LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                                                      (Dollar Amounts in Thousands)
Total Loan Portfolio .        31,572    $ 5,733,023         29,442    $ 5,424,670         26,174    $ 4,923,160
Period of Delinquency
   30 to 59 days .....           476         87,173            481         80,450            436         72,245
   60 to 89 days .....            72         13,317             85         14,464             71         13,138
   90 days or more ...            68         14,146             57         12,443             64         12,292
Foreclosures Pending .           113         23,846             87         17,435             79         22,361
Total Delinquent Loans           729    $   138,482            710    $   124,791            650    $   120,036
Percent of Loan
    Portfolio ........         2.309%         2.416%         2.412%         2.300%         2.483%         2.438%

[TABLE CONTINUED]


                            AT DECEMBER 31, 2002          AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                         --------------------------------------------------------------------------------------
                            BY NO.       BY DOLLAR       BY NO.        BY DOLLAR        BY NO.      BY DOLLAR
                             OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                            LOANS        OF LOANS        LOANS         OF LOANS         LOANS        OF LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                                                  (Dollar Amounts in Thousands)
Total Loan Portfolio .        20,813    $ 4,388,764         15,134    $ 3,902,833         12,980    $ 3,701,651
Period of Delinquency
   30 to 59 days .....           303         56,489            221         45,326             80         18,542
   60 to 89 days .....            62         12,354             38          7,098             21          4,011
   90 days or more ...            66         16,163             55          9,585             15          2,980
Foreclosures Pending .            68         14,099             53         11,232             26          5,253
Total Delinquent Loans           499    $    99,105            367    $    73,241            142    $    30,786
Percent of Loan
    Portfolio ........         2.398%         2.258%         2.425%         1.877%         1.094%         0.832%

--------------------------------
o    The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.

                     JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                AT OR FOR THE         AT OR FOR THE        AT OR FOR THE
                                  YEAR ENDED           YEAR ENDED            YEAR ENDED
                               DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                              ------------------    ------------------    ------------------
                                               (Dollar Amounts in Thousands)
Total Loan Portfolio ......   $       41,799,848    $       41,837,077    $       38,092,093
Average Portfolio Balance .   $       41,744,291    $       41,712,987    $       40,578,437
Foreclosed Loans ..........   $           36,732    $           18,166    $           11,865
Liquidated Foreclosed Loans   $           40,097    $           57,997    $           35,574
Foreclosed Loans Ratio ....                0.088%                0.043%                0.031%
Gross Loss ................   $            6,022    $           16,608    $            9,085
Gross Loss Ratio ..........                0.014%                0.040%                0.022%
Covered Loss ..............   $            3,549    $            6,438    $            5,451
Net Loss ..................   $            2,473    $           10,170    $            3,633
Net Loss Ratio ............                0.006%                0.024%                0.009%
Excess Recovery ...........   $              333    $               39    $                5

[TABLE CONTINUED

                                AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                  YEAR ENDED           YEAR ENDED             YEAR ENDED
                              DECEMBER 31, 2002     DECEMBER 31, 2003     DECEMBER 31, 2004
                              ------------------    ------------------    ------------------
                                               (Dollar Amounts in Thousands)
Total Loan Portfolio ......   $       29,652,506    $       19,562,648    $       17,633,235
Average Portfolio Balance .   $       34,185,451    $       23,080,737    $       17,999,485
Foreclosed Loans ..........   $           13,924    $            9,435    $            2,109
Liquidated Foreclosed Loans   $           30,193    $           28,302    $           16,609
Foreclosed Loans Ratio ....                0.047%                0.048%                0.012%
Gross Loss ................   $            5,871    $            5,331    $            2,922
Gross Loss Ratio ..........                0.017%                0.023%                0.016%
Covered Loss ..............   $            3,056    $            4,219    $            1,648
Net Loss ..................   $            2,816    $            1,112    $            1,274
Net Loss Ratio ............                0.008%                0.005%                0.007%
Excess Recovery ...........   $              108    $               18    $               68

          JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                AT OR FOR THE         AT OR FOR THE        AT OR FOR THE
                                  YEAR ENDED           YEAR ENDED            YEAR ENDED
                               DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                              ------------------    ------------------    ------------------
                                               (Dollar Amounts in Thousands)
Total Loan Portfolio ......   $        5,733,023    $        5,424,670    $        4,923,160
Average Portfolio Balance .   $        6,483,857    $        5,497,288    $        5,208,164
Foreclosed Loans ..........   $            7,705    $            2,749    $              841
Liquidated Foreclosed Loans   $            7,487    $           10,220    $            5,253
Foreclosed Loans Ratio ....                0.134%                0.051%                0.017%
Gross Loss ................   $            1,142    $            4,343    $            1,657
Gross Loss Ratio ..........                0.018%                0.079%                0.032%
Covered Loss ..............   $              561    $              895    $            1,202
Net Loss ..................   $              581    $            3,449    $              456
Net Loss Ratio ............                0.009%                0.063%                0.009%
Excess Recovery ...........   $              148    $               25    $                0

[TABLE CONTINUED]


                                AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                  YEAR ENDED           YEAR ENDED             YEAR ENDED
                              DECEMBER 31, 2002     DECEMBER 31, 2003     DECEMBER 31, 2004
                              ------------------    ------------------    ------------------
                                               (Dollar Amounts in Thousands)
Total Loan Portfolio ......   $        4,388,764    $        3,902,833    $        3,701,651
Average Portfolio Balance .   $        4,572,334    $        4,082,685    $        3,702,764
Foreclosed Loans ..........   $            3,323    $            2,051    $              798
Liquidated Foreclosed Loans   $            3,685    $            5,319    $            2,680
Foreclosed Loans Ratio ....                0.076%                0.053%                0.022%
Gross Loss ................   $            1,047    $            1,473    $              581
Gross Loss Ratio ..........                0.023%                0.036%                0.016%
Covered Loss ..............   $              462    $              884    $              227
Net Loss ..................   $              585    $              589    $              353
Net Loss Ratio ............                0.013%                0.014%                0.010%
Excess Recovery ...........   $                0    $                0    $               15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:45                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S9(POOL #  4606)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4606
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JTZ7    52,133,742.00           0.00     5.500000  %          0.00
A-2     76111JUA0    49,507,516.00   6,053,600.50     5.500000  %    478,438.70
A-3     76111JUB8    54,514,420.00           0.00     6.000000  %          0.00
A-4     76111JUC6     5,109,389.00           0.00     6.000000  %          0.00
A-5     76111JUD4     3,400,000.00     391,306.73     6.000000  %      9,908.68
A-6     76111JUE2    15,408,682.00  15,408,682.00     6.000000  %          0.00
A-7     76111JUF9    20,328,251.00   1,210,720.06     2.767497  %     95,687.73
A-8     76111JUG7             0.00           0.00     5.732499  %          0.00
A-P     76111JUH5       550,476.95     134,543.50     0.000000  %      2,908.90
A-V     76111JUJ1             0.00           0.00     0.156829  %          0.00
R-I     76111JUK8           100.00           0.00     6.000000  %          0.00
R-II    76111JUL6           100.00           0.00     6.000000  %          0.00
M-1     76111JUM4     1,323,400.00   1,188,239.74     6.000000  %      5,297.23
M-2     76111JUN2       407,000.00     365,432.66     6.000000  %      1,629.12
M-3     76111JUP7       305,200.00     274,029.60     6.000000  %      1,221.64
B-1     76111JUQ5       203,500.00     182,716.33     6.000000  %        814.56
B-2     76111JUR3       101,800.00      91,403.06     6.000000  %        407.48
B-3     76111JUS1       203,514.71     182,729.54     6.000000  %        814.62

-------------------------------------------------------------------------------
                  203,497,091.66    25,483,403.72                    597,128.66
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2        27,745.67    506,184.37            0.00       0.00      5,575,161.80
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5         1,956.53     11,865.21            0.00       0.00        381,398.05
A-6        77,043.41     77,043.41            0.00       0.00     15,408,682.00
A-7         2,792.22     98,479.95            0.00       0.00      1,115,032.33
A-8         5,783.71      5,783.71            0.00       0.00              0.00
A-P             0.00      2,908.90            0.00       0.00        131,634.60
A-V         3,330.45      3,330.45            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         5,941.20     11,238.43            0.00       0.00      1,182,942.51
M-2         1,827.16      3,456.28            0.00       0.00        363,803.54
M-3         1,370.15      2,591.79            0.00       0.00        272,807.96
B-1           913.58      1,728.14            0.00       0.00        181,901.77
B-2           457.02        864.50            0.00       0.00         90,995.58
B-3           913.65      1,728.27            0.00       0.00        181,914.92

-------------------------------------------------------------------------------
          130,074.75    727,203.41            0.00       0.00     24,886,275.06
===============================================================================













































Run:        04/25/05     17:48:45
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S9(POOL #  4606)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4606
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2     122.276393    9.663961     0.560433    10.224394   0.000000  112.612432
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     115.090215    2.914318     0.575450     3.489768   0.000000  112.175897
A-6    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-7      59.558497    4.707131     0.137357     4.844488   0.000000   54.851366
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     244.412594    5.284327     0.000000     5.284327   0.000000  239.128267
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     897.868932    4.002743     4.489346     8.492089   0.000000  893.866189
M-2     897.868941    4.002752     4.489337     8.492089   0.000000  893.866189
M-3     897.868941    4.002752     4.489351     8.492103   0.000000  893.866189
B-1     897.868941    4.002752     4.489337     8.492089   0.000000  893.866189
B-2     897.868939    4.002750     4.489391     8.492141   0.000000  893.866189
B-3     897.868946    4.002757     4.489356     8.492113   0.000000  893.866189

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:45                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S9 (POOL #  4606)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4606
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        6,066.09
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       196.54

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      24,886,275.06

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           75

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      483,527.13

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         90.98756000 %     7.21019400 %    1.79273120 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            90.81236400 %     7.31147593 %    1.83728080 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              309,816.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,817,349.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.47445471
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              145.20

POOL TRADING FACTOR:                                                12.22930257

Run:        04/26/05     11:24:33                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S9(POOL #  4606)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4606
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JTZ7    52,133,742.00           0.00     5.500000  %          0.00
A-2     76111JUA0    49,507,516.00   5,575,161.80     5.500000  %  1,126,573.68
A-3     76111JUB8    54,514,420.00           0.00     6.000000  %          0.00
A-4     76111JUC6     5,109,389.00           0.00     6.000000  %          0.00
A-5     76111JUD4     3,400,000.00     381,398.05     6.000000  %     23,331.85
A-6     76111JUE2    15,408,682.00  15,408,682.00     6.000000  %          0.00
A-7     76111JUF9    20,328,251.00   1,115,032.33     2.880003  %    225,314.73
A-8     76111JUG7             0.00           0.00     5.620002  %          0.00
A-P     76111JUH5       550,476.95     131,634.60     0.000000  %      2,343.00
A-V     76111JUJ1             0.00           0.00     0.159771  %          0.00
R-I     76111JUK8           100.00           0.00     6.000000  %          0.00
R-II    76111JUL6           100.00           0.00     6.000000  %          0.00
M-1     76111JUM4     1,323,400.00   1,182,942.51     6.000000  %      5,170.11
M-2     76111JUN2       407,000.00     363,803.54     6.000000  %      1,590.02
M-3     76111JUP7       305,200.00     272,807.96     6.000000  %      1,192.32
B-1     76111JUQ5       203,500.00     181,901.77     6.000000  %        795.01
B-2     76111JUR3       101,800.00      90,995.58     6.000000  %        397.70
B-3     76111JUS1       203,514.71     181,914.92     6.000000  %        795.07

-------------------------------------------------------------------------------
                  203,497,091.66    24,886,275.06                  1,387,503.49
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2        25,552.82  1,152,126.50            0.00       0.00      4,448,588.12
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5         1,906.99     25,238.84            0.00       0.00        358,066.20
A-6        77,043.41     77,043.41            0.00       0.00     15,408,682.00
A-7         2,676.08    227,990.81            0.00       0.00        889,717.60
A-8         5,222.07      5,222.07            0.00       0.00              0.00
A-P             0.00      2,343.00            0.00       0.00        129,291.60
A-V         3,313.43      3,313.43            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         5,914.71     11,084.82            0.00       0.00      1,177,772.40
M-2         1,819.02      3,409.04            0.00       0.00        362,213.52
M-3         1,364.04      2,556.36            0.00       0.00        271,615.64
B-1           909.51      1,704.52            0.00       0.00        181,106.76
B-2           454.98        852.68            0.00       0.00         90,597.88
B-3           909.57      1,704.64            0.00       0.00        181,119.85

-------------------------------------------------------------------------------
          127,086.63  1,514,590.12            0.00       0.00     23,498,771.57
===============================================================================













































Run:        04/26/05     11:24:33
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S9(POOL #  4606)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4606
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2     112.612432   22.755609     0.516140    23.271749   0.000000   89.856823
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     112.175898    6.862309     0.560879     7.423188   0.000000  105.313589
A-6    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-7      54.851366   11.083823     0.131643    11.215466   0.000000   43.767543
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     239.128264    4.256309     0.000000     4.256309   0.000000  234.871955
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     893.866186    3.906687     4.469329     8.376016   0.000000  889.959499
M-2     893.866182    3.906683     4.469337     8.376020   0.000000  889.959499
M-3     893.866183    3.906684     4.469332     8.376016   0.000000  889.959499
B-1     893.866182    3.906683     4.469337     8.376020   0.000000  889.959499
B-2     893.866179    3.906680     4.469352     8.376032   0.000000  889.959499
B-3     893.866194    3.906695     4.469308     8.376003   0.000000  889.959499

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:33                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S9 (POOL #  4606)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4606
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        5,916.76
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       923.70

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      23,498,771.56

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           72

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,278,721.63

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         90.81236400 %     7.35035500 %    1.82756270 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            90.31032800 %     7.70934581 %    1.93767460 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              309,816.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,817,349.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.46710496
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              143.90

POOL TRADING FACTOR:                                                11.54747292

Run:        04/07/05     11:14:54                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S9(POOL #  4606)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4606
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JTZ7    52,133,742.00           0.00     5.500000  %          0.00
A-2     76111JUA0    49,507,516.00   4,448,588.12     5.500000  %    516,726.71
A-3     76111JUB8    54,514,420.00           0.00     6.000000  %          0.00
A-4     76111JUC6     5,109,389.00           0.00     6.000000  %          0.00
A-5     76111JUD4     3,400,000.00     358,066.20     6.000000  %     10,701.64
A-6     76111JUE2    15,408,682.00  15,408,682.00     6.000000  %          0.00
A-7     76111JUF9    20,328,251.00     889,717.60     2.999995  %    103,345.34
A-8     76111JUG7             0.00           0.00     5.499997  %          0.00
A-P     76111JUH5       550,476.95     129,291.60     0.000000  %        598.88
A-V     76111JUJ1             0.00           0.00     0.152063  %          0.00
R-I     76111JUK8           100.00           0.00     6.000000  %          0.00
R-II    76111JUL6           100.00           0.00     6.000000  %          0.00
M-1     76111JUM4     1,323,400.00   1,177,772.40     6.000000  %      5,382.98
M-2     76111JUN2       407,000.00     362,213.52     6.000000  %      1,655.49
M-3     76111JUP7       305,200.00     271,615.64     6.000000  %      1,241.41
B-1     76111JUQ5       203,500.00     181,106.76     6.000000  %        827.75
B-2     76111JUR3       101,800.00      90,597.88     6.000000  %        414.08
B-3     76111JUS1       203,514.71     181,119.85     6.000000  %        827.80

-------------------------------------------------------------------------------
                  203,497,091.66    23,498,771.57                    641,722.08
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2        20,389.36    537,116.07            0.00       0.00      3,931,861.41
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5         1,790.33     12,491.97            0.00       0.00        347,364.56
A-6        77,043.41     77,043.41            0.00       0.00     15,408,682.00
A-7         2,224.29    105,569.63            0.00       0.00        786,372.26
A-8         4,077.87      4,077.87            0.00       0.00              0.00
A-P             0.00        598.88            0.00       0.00        128,692.72
A-V         2,977.74      2,977.74            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         5,888.86     11,271.84            0.00       0.00      1,172,389.42
M-2         1,811.07      3,466.56            0.00       0.00        360,558.03
M-3         1,358.08      2,599.49            0.00       0.00        270,374.23
B-1           905.53      1,733.28            0.00       0.00        180,279.01
B-2           452.99        867.07            0.00       0.00         90,183.80
B-3           905.60      1,733.40            0.00       0.00        180,292.05

-------------------------------------------------------------------------------
          119,825.13    761,547.21            0.00       0.00     22,857,049.49
===============================================================================













































Run:        04/07/05     11:14:54
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S9(POOL #  4606)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4606
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2      89.856823   10.437339     0.411844    10.849183   0.000000   79.419485
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     105.313589    3.147541     0.526568     3.674109   0.000000  102.166047
A-6    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-7      43.767543    5.083828     0.109419     5.193247   0.000000   38.683715
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     234.871961    1.087929     0.000000     1.087929   0.000000  233.784032
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     889.959500    4.067538     4.449796     8.517334   0.000000  885.891962
M-2     889.959505    4.067543     4.449803     8.517346   0.000000  885.891962
M-3     889.959492    4.067529     4.449803     8.517332   0.000000  885.891962
B-1     889.959481    4.067518     4.449779     8.517297   0.000000  885.891962
B-2     889.959546    4.067583     4.449804     8.517387   0.000000  885.891962
B-3     889.959481    4.067519     4.449801     8.517320   0.000000  885.891962

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:54                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S9 (POOL #  4606)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4606
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        5,576.53
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       640.29

SUBSERVICER ADVANCES THIS MONTH                                        3,870.96
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     411,768.10

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      22,857,049.49

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           71

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      534,319.06

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         90.31032800 %     7.75199700 %    1.92701340 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            90.08253600 %     7.88956458 %    1.98322680 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              309,816.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,817,349.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.46456353
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              142.80

POOL TRADING FACTOR:                                                11.23212588

Run:        04/25/05     11:59:47                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S9(POOL #  4606)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4606
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JTZ7    52,133,742.00           0.00     5.500000  %          0.00
A-2     76111JUA0    49,507,516.00   3,931,861.41     5.500000  %    435,625.65
A-3     76111JUB8    54,514,420.00           0.00     6.000000  %          0.00
A-4     76111JUC6     5,109,389.00           0.00     6.000000  %          0.00
A-5     76111JUD4     3,400,000.00     347,364.56     6.000000  %      9,022.00
A-6     76111JUE2    15,408,682.00  15,408,682.00     6.000000  %          0.00
A-7     76111JUF9    20,328,251.00     786,372.26     3.199996  %     87,125.13
A-8     76111JUG7             0.00           0.00     5.299994  %          0.00
A-P     76111JUH5       550,476.95     128,692.72     0.000000  %        604.67
A-V     76111JUJ1             0.00           0.00     0.149867  %          0.00
R-I     76111JUK8           100.00           0.00     6.000000  %          0.00
R-II    76111JUL6           100.00           0.00     6.000000  %          0.00
M-1     76111JUM4     1,323,400.00   1,172,389.42     6.000000  %      5,497.38
M-2     76111JUN2       407,000.00     360,558.03     6.000000  %      1,690.67
M-3     76111JUP7       305,200.00     270,374.23     6.000000  %      1,267.80
B-1     76111JUQ5       203,500.00     180,279.01     6.000000  %        845.33
B-2     76111JUR3       101,800.00      90,183.80     6.000000  %        422.87
B-3     76111JUS1       203,514.71     180,292.05     6.000000  %        845.40

-------------------------------------------------------------------------------
                  203,497,091.66    22,857,049.49                    542,946.90
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2        18,021.03    453,646.68            0.00       0.00      3,496,235.76
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5         1,736.82     10,758.82            0.00       0.00        338,342.56
A-6        77,043.41     77,043.41            0.00       0.00     15,408,682.00
A-7         2,096.99     89,222.12            0.00       0.00        699,247.13
A-8         3,473.14      3,473.14            0.00       0.00              0.00
A-P             0.00        604.67            0.00       0.00        128,088.05
A-V         2,854.59      2,854.59            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         5,861.95     11,359.33            0.00       0.00      1,166,892.04
M-2         1,802.79      3,493.46            0.00       0.00        358,867.36
M-3         1,351.87      2,619.67            0.00       0.00        269,106.43
B-1           901.40      1,746.73            0.00       0.00        179,433.68
B-2           450.92        873.79            0.00       0.00         89,760.93
B-3           901.46      1,746.86            0.00       0.00        179,446.65

-------------------------------------------------------------------------------
          116,496.37    659,443.27            0.00       0.00     22,314,102.59
===============================================================================













































Run:        04/25/05     11:59:47
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S9(POOL #  4606)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4606
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2      79.419485    8.799182     0.364006     9.163188   0.000000   70.620303
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     102.166047    2.653529     0.510829     3.164358   0.000000   99.512517
A-6    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-7      38.683715    4.285914     0.103156     4.389070   0.000000   34.397801
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     233.784031    1.098447     0.000000     1.098447   0.000000  232.685583
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     885.891962    4.153982     4.429462     8.583444   0.000000  881.737979
M-2     885.891960    4.153980     4.429459     8.583439   0.000000  881.737979
M-3     885.891977    4.153997     4.429456     8.583453   0.000000  881.737979
B-1     885.891984    4.154005     4.429484     8.583489   0.000000  881.737979
B-2     885.892007    4.154028     4.429470     8.583498   0.000000  881.737979
B-3     885.891979    4.153999     4.429459     8.583458   0.000000  881.737979

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:48                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S9 (POOL #  4606)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4606
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        5,488.75
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,160.06

SUBSERVICER ADVANCES THIS MONTH                                        3,684.46
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     393,504.09

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      22,314,102.59

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           70

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      435,776.28

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         90.08253600 %     7.93423600 %    1.97206060 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            89.88774200 %     8.04363887 %    2.02218050 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              309,816.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,817,349.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.45999138
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              141.40

POOL TRADING FACTOR:                                                10.96531769